UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 13, 2008
Cardica, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51772	94-3287832
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Saginaw Drive, Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (650) 364-9975
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 3.2

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On August 13, 2008, the Board of Directors (the “Board”) of Cardica, Inc. (the “Company”), based upon the recommendation of the Board’s Compensation Committee (the “Compensation Committee”), approved the grant of non-qualified and incentive stock options (the “Options”) to purchase the Company’s common stock pursuant to its 2005 Equity Incentive Plan to the following executive officers:

Shares Subject to
Name and Position	Stock Options Granted
Bernard Hausen, M.D., Ph.D.	85,000
President & CEO

Douglas Ellison	25,000
Vice President, Worldwide Sales & Marketing

Bryan Knodel, Ph.D.	25,000
Vice President, Research & Development

Robert Newell	25,000
Chief Financial Officer and Vice President, Finance

Richard Ruedy	30,000
Vice President of Regulatory, Clinical and Quality Affairs
The Options have a seven-year term for individuals who continue to serve as employees of the Company. The Options have an exercise price of $9.20 per share, which was the closing sales price of the Company’s common stock as quoted on the Nasdaq Global Select Market on August 13, 2008. The shares subject to the Options vest at a rate of 1/48th per month following the date of grant, provided the holder continues to provide services to the Company. In connection with a change of control transaction, 50% of the then-unvested shares subject to options held by the named executive officers will become immediately vested, and 100% of these shares will become vested if the named executive officer’s employment is terminated without cause or resigns for good reason in connection with a change of control transaction.
     On August 13, 2008, the Board, based on the recommendation of the Compensation Committee, approved cash bonuses for the following executive officers, in recognition of both their individual performance and the Company’s performance during the past year:

Executive Officer	Cash Bonus
Bernard Hausen, M.D., Ph.D.	$140,400

Bryan Knodel, Ph.D.	$45,103

Robert Newell	$54,325

Richard Ruedy	$50,000
     On August 13, 2008, the Board, based on the recommendation of the Compensation Committee, approved changes to the base salaries, effective July 1, 2008, of the following executive officers:

Fiscal 2009
Base Salary
Executive Officer	(Effective July 1, 2008)
Bernard Hausen, M.D., Ph.D.	$350,000

Douglas Ellison	$214,000

Bryan Knodel, Ph.D.	$254,000

Robert Newell	$235,300

Richard Ruedy	$240,000
Bonus Plan for Vice President of Worldwide Sales and Marketing
     On August 13, 2008, the Board, based on the recommendation of the Compensation Committee, approved a bonus plan for Douglas Ellison, the Vice President of Worldwide Sales and Marketing, for fiscal year 2009. Under this plan, as adjusted by the Compensation Committee, Mr. Ellison is eligible to receive additional bonuses of up to $190,000 for fiscal year 2009, based upon a variable percentage of the Company’s net product sales. In addition, in the event that the Company exceeds its net product sales plan for the year, Mr. Ellison is entitled to receive up to 6% of the Company’s net product sales over the net product sales contemplated by the sales plan. This amount is payable quarterly if the Company’s net product sales for the year to date exceed the net product sales contemplated by the sales plan for such period.
Fiscal 2009 Bonus Plan and Related Target Bonuses for Named Executive Officers
     On August 13, 2008, the Board, upon recommendation of the Compensation Committee, adopted the Company’s 2009 Cash Bonus Plan (the “2009 Bonus Plan”). The 2009 Bonus Plan is summarized as follows:
Overview and Purpose
The 2009 Bonus Plan is designed to offer incentive compensation to the Chief Executive Officer, and certain Vice Presidents and director-level employees of the Company by rewarding the achievement of specifically measured corporate objectives and, if applicable, individual performance objectives.
Administration
The 2009 Bonus Plan will be administered by the Board with recommendations from the Compensation Committee. The Compensation Committee will be responsible for recommending to the Board for approval any cash incentive awards to officers of the Company, including any incentive awards to the Chief Executive Officer, under the 2009 Bonus Plan.
Eligibility
The Chief Executive Officer, certain Vice Presidents and director-level employees of the Company are eligible to participate in the 2009 Bonus Plan.
Corporate and Individual Performance
The 2009 Bonus Plan provides for the payment of cash bonuses to participants for the achievement of corporate objectives relating to certain financial, sales and marketing, product development, clinical and regulatory goals determined by the Compensation Committee. Each participant, other than the Chief Executive Officer, will also be subject to key individual performance objectives. The actual bonuses payable for fiscal 2009 (if any) will vary depending on the extent to which actual performance meets, exceeds or falls short of the corporate objectives and, other than with respect to the Chief Executive Officer, applicable individual performance objectives approved by the Compensation Committee, as determined by the Compensation Committee in its discretion. The Board or the Compensation Committee reserves the right to modify the corporate or individual performance objectives at any time based on business changes during the year.
Target Bonuses
On August 13, 2008, the Board, upon recommendation of the Compensation Committee, designated for certain of the Company’s executive officers a target cash bonus amount under the Company’s fiscal year 2009 Bonus Plan. The target cash bonus amounts under the 2009 Bonus Plan for the Company’s named executive officers are:

Target Bonus
Executive Officer	(as a percent of FY 2009 Base Salary)
Bernard Hausen, M.D., Ph.D.	40%

Bryan Knodel, Ph.D.	30%

Robert Newell	30%

Richard Ruedy	30%
Additional Bonus
     On August 13, 2008, the Board, upon recommendation of the Compensation Committee, approved a one-time bonus of $50,000 for Richard Ruedy, payable in January 2009 if Mr. Ruedy is then employed by the Company.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Effective as of the filing of this Current Report on Form 8-Ks the Company’s Amended and Restated Bylaws were amended and restated to clarify that the advance notice requirements contained in Section 5(b) of the Bylaws apply to all stockholder nominations and proposals. The Company’s Amended and Restated Bylaws are attached as Exhibit 3.2 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description
3.2	Amended and Restated Bylaws of Cardica, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardica, Inc.
(Registrant)

Date: August 19, 2008	/s/ Robert Y. Newell

Robert Y. Newell, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.2	Amended and Restated Bylaws of Cardica, Inc.